[redacted]

March 3, 2026

Mr. Steven M. Plumb
Chief Financial Officer
ALT5 Sigma Corporation
8548 Rozita Lee Avenue, Suite 305
Las Vegas, NV 89113

Re: ALT5 Sigma Corporation (the "Company")
Nasdaq Symbol: ALTS

Dear Mr. Plumb:

On December 3, 2025, Staff notified the Company that it did not comply with the audit committee requirements for continued listing on the Nasdaq Capital Market as set forth in Listing Rule 5605(c)(2) (the "Rule"). Based on the information regarding the appointment of Mr. Tim Stanley to the Company's Board of Directors and audit committee, as detailed in the Company's Form 8-K, filed on February 6, 2026, Staff has determined that the Company complies with the Rule, and this matter is now closed.

If you have any questions, please contact me at [redacted]

Sincerely,

H. Jay Miller
Director
Nasdaq Listing Qualifications